EXHIBIT 15.1

LETTER TO THE COMMISSION AND CONSENT OF FORMER PRINCIPAL ACCOUNTANT

ERNST & YOUNG LLP

United States Securities and Exchange Commission

Division of Corporation Finance

100 F. Street N.E.

Washington, D.C. 20549-7010

RE: KISKA METALS CORPORATION -- CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dear Sir/Madam:

We have reviewed a copy of the disclosures that Kiska Metals Corporation (the “Registrant”) is making in response to Item 16F “Change in Registrant’s Certifying Accountant“ contained in the Registrant’s Transition Report on Form 20-F for the fiscal year ended December 31, 2009.

We agree with the statements made by the Registrant in response to Item 16F of the Registrant’s Transition Report on Form 20-F for the fiscal year ended December 31, 2009.

We further consent to the filing of this letter as an exhibit to the Registrant’s Transition Report on Form 20-F for the fiscal year ended December 31, 2009.

[if you disagree, please state the areas of disagreement]

April 23, 2010

                        /s/ “Ernst & Young LLP”

Toronto, Ontario, Canada

Chartered Accountants

Licensed Public Accountants

     Former Principal Accountant

of Kiska Metals Corporation